NORTHERN FUNDS

                                   FORM N-SAR

                               File No. 811-08236

                     Semi-Annual Period Ended March 31, 2009

Exhibit Index

EX-99.77B: Accountant's report on internal control

EX-99.77N: Actions required to be reported pursuant to Rule 2a-7

EX-99.77Q1(a): Copies of any material amendments to the Registrant's charter or by-laws

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

                                                                       EX-99.77B

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of Northern Funds:

In planning and performing our audits of the financial statements of Northern Funds (the "Trust"), including Emerging Markets Equity Fund, Enhanced Large Cap Fund, Growth Equity Fund, Income Equity Fund, International Growth Equity Fund, Large Cap Value Fund, Mid Cap Growth Fund, Select Equity Fund, Small Cap Growth Fund, Small Cap Value Fund, Technology Fund, Multi-Manager Emerging Markets Equity Fund, Multi-Manager Global Real Estate Fund, Multi-Manager International Equity Fund, Multi-Manager Large Cap Fund, Multi-Manager Mid Cap Fund, Multi-Manager Small Cap Fund, Global Real Estate Index Fund, Global Sustainability Index Fund, International Equity Index Fund, Mid Cap Index Fund, Small Cap Index Fund, Stock Index Fund, Arizona Tax-Exempt Fund, California Intermediate Tax-Exempt Fund, California Tax-Exempt Fund, High Yield Municipal Fund, Intermediate Tax-Exempt Fund, Short-Intermediate Tax- Exempt Fund, Tax-Exempt Fund, Bond Index Fund, Fixed Income Fund, Global Fixed Income Fund, High Yield Fixed Income Fund, Short-Intermediate U.S. Government Fund, U.S. Government Fund, California Municipal Money Market Fund, Money Market Fund, Municipal Money Market Fund, U.S. Government Money Market Fund, and U.S. Government Select Money Market Fund, as of and for the year or period ended March 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trust's internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of March 31, 2009.

This report is intended solely for the information and use of the Trust's management, the Board of Trustees of Northern Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


DELOITTE & TOUCHE LLP

Chicago, Illinois
May 22, 2009